Exhibit 99.1

(1)  Kathleen D. LaPorte ("LaPorte"), in her capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates. Ms. LaPorte disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Entrepreneurs Fund, L.P. ("Sprout

Entrepreneurs") and Sprout IX Plan Investors, L.P. ("IX Plan") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation

("DLJCC"), a Delaware corporation, acts as a venture capital partnership management company.

 DLJCC is also the general partner of Sprout Entrepreneurs and Sprout IX and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P. ("Associates IX"), a

Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware

corporation, is the managing general partner of Associates IX. Ms. LaPorte is a limited partner of Associates IX. DLJ LBO Plans Management Corporation II ("DLJLBO"), a Delaware

corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan.

(2) Includes  (i) 77,768 shares of Common Stock sold by Sprout IX, (ii) 242 shares of Common

Stock sold by Sprout Entrepeneurs, (iii) 3,552 shares of Common Stock sold by IX Plan and

(iv) 747 shares of Common Stock sold by DLJCC.

(3) Includes  (i) 1,522,874 shares of Common Stock held directly by Sprout IX, (ii) 4,748 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 69,563 shares of Common

Stock held directly by IX Plan and (iv) 14,605 shares of Common Stock held directly by

DLJCC.

(4) Includes  (i) 425,176 shares of Common Stock sold by Sprout IX, (ii) 1,325 shares of

Common Stock sold by Sprout Entrepeneurs, (iii) 19,421 shares of Common Stock sold by IX

Plan and (iv) 4,078 shares of Common Stock sold by DLJCC.

(5) Includes  (i) 1,097,698 shares of Common Stock held directly by Sprout IX, (ii) 3,423 shares of Common Stock held directly by Sprout Entrepreneurs, (iii) 50,142 shares of Common

Stock held directly by IX Plan and (iv) 10,527 shares of Common Stock held directly by

DLJCC.